SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2009

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	1-32955	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)  On May 19, 2009, management of Saratoga Resources, Inc. (the "Company") concluded that the previously filed consolidated financial statements of the Company as of and for the year ended December 31, 2008 needed to be restated.

The restatement results from errors in accounting for the acquisition (the “Harvest Acquisition”) of Harvest Oil & Gas, LLC and The Harvest Group, LLC.  The Company, in reporting the Harvest Acquisition in its Form 10-K for the year ended December 31, 2008, made certain estimates as permitted by SFAS No. 141 “Business Combinations.” Subsequent to filing the Form 10-K, the Company reassessed the application of SFAS 109, Accounting for Income Taxes related to the Harvest acquisition. During this reassessment, the Company identified an error whereby the tax basis of its oil and gas properties was not properly adjusted. This oversight resulted in a $5,455,678 error in tax depletion, which caused the deferred tax assets to be overstated by $3,663,471. In addition, the Company identified an error in the purchase price allocation related to the Harvest Acquisition. This error resulted in an overstatement of depletion and impairment expense by $4,015,067 and $978,221, respectively, which will have a corresponding impact on net oil and gas properties and a $3,865,729 adjustment to deferred tax liabilities. The net impact to income tax expense was $202,258. In addition, the revised statements of operations and cash flows will reflect a reclass of accretion expense from depletion, where is was previously reported.

We therefore will restate our financial statements for the year ended December 31, 2008 to correct our income tax expense, deferred tax asset and deferred tax liability, oil and gas properties, depletion and impairment expense, net income and retained earnings. The following table illustrates the impact of these adjustments on the previously reported balances:

RESTATED
CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2008
(SUCCESSOR)

	As Reported	Adjustments	Restated
ASSETS
Property and equipment:
Oil and gas properties - proved (successful efforts method)	$151,047,857	$3,401,489	$154,449,346
Total property and equipment	151,552,327	3,401,489	154,953,816
Less: Accumulated depreciation, depletion and amortization	(8,610,002)	1,591,799	(7,018,203)
Total property and equipment, net	142,942,325	4,993,288	147,935,613

Other assets, net	7,742,360	(3,663,471)	4,078,889

Total assets	$175,082,908	$1,329,817	$176,412,725

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Deferred taxes	$13,798,077	$(3,865,729)	$9,932,348

Total current liabilities	28,997,285	(3,865,729)	25,131,556

Stockholders' equity (deficit):
Retained earnings	8,917,685	5,195,546	14,113,231

Total stockholders' equity	28,244,221	5,195,546	33,439,767

Total liabilities and stockholders' equity	$175,082,908	$1,329,817	$176,412,725

RESTATED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD JULY 15, 2008 TO DECEMBER 31, 2008
(SUCCESSOR)

	As Reported	Adjustments	Restated
Operating Expense:
Depreciation, depletion and amortization	$9,873,998	$(4,549,235)	$5,324,763
Accretion expense	-	534,168	534,168
Impairments	2,671,661	(978,221)	1,693,440

Total operating expenses	29,587,922	(4,993,288)	24,594,634

Operating income (loss)	(5,744,469)	4,993,288	(751,181)

Net income (loss) before income taxes	23,105,928	4,993,288	28,099,216

Income tax provision (benefit):
Current	473,125	(3,859,397)	(3,386,272)
Deferred	10,041,087	3,657,139	13,698,226

Net income	$12,591,716	$5,195,546	$17,787,262

Net Income per share:
Basic	$0.95	$0.39	$1.35

Diluted	$0.88	$0.36	$1.24

RESTATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD JULY 15, 2008 TO DECEMBER 31, 2008
(SUCCESSOR)

	As Reported	Adjustments	Restated
Cash flows from operating activities:
Net income (loss)	$12,591,716	$5,195,546	$17,787,262
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	9,873,998	(4,549,235)	5,324,763
Accretion expense	-	534,168	534,168
Impairments	2,671,661	(978,221)	1,693,440
Deferred taxes	10,041,087	(202,258)	9,838,829

Net cash provided by operating activities	$15,005,948	$-	$15,005,948

As a result of the error and pending restatement, the consolidated financial statements for the year ended December 31, 2008 contained in our 2008 Annual Report on Form 10-K should no longer be relied upon.

The Company will amend its Form 10-K for the year ended December 31, 2008 to include the restated financial statements.  The amended Form 10-K will be filed as soon as possible.

The Company’s management discussed the matters disclosed in Item 4.02 of this filing with, and provided a copy of this Form 8-K to, Malone & Bailey, PC, the Company’s independent registered certified public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  May 20, 2009

By:

/s/ Edward Hebert

Edward Hebert,

Vice President – Finance

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